Exhibit 24(b)(5)
Annuities
VARIABLE ANNUITY APPLICATION
ING USA Annuity and Life Insurance Company (the “Company”)
A member of the ING family of companies [ING LOGO]
[PO Box 9271 Des Moines, IA 50306-9271 Phone: (800) 366-0066
Overnight Delivery: ING Annuities 909 Locust Street Des Moines, IA 50309-2899 ]
For Agent Use Only: Client’s Account Number: _______________________________________________________________
If this customer data form is being signed in a state other than the owner’s resident state, please specify the state where the business was solicited and the purpose of the visit.

1(A). OWNER
Name _______________________________________________________________________ Trust Date __________________
SSN/TIN _____________________________	Birth Date ___________________________________ ☐ Male ☐ Female
Street Address ___________________________________________________________________________________________
(No P.O. Box addresses.) City State ZIP
Mailing Address __________________________________________________________________________________________
(If different than above.) City State ZIP
Phone # __________________________________________ E-mail Address ________________________________________
Country of Citizenship
1(B). NON-QUALIFIED CONTRACTS ONLY - JOINT OWNER (Optional)
Relationship to Owner _______________________________________________________________________________________________
Name _______________________________________________________________________ Trust Date ____________________________
SSN/TIN ________________________________	Birth Date ___________________________________ ☐ Male ☐ Female
Street Address _____________________________________________________________________________________________________
(No P.O. Box addresses.) City State ZIP
Mailing Address ____________________________________________________________________________________________________
(If different than above.) City State ZIP
Phone # __________________________________________ E-mail Address __________________________________________________
Country of Citizenship
2. ANNUITANT (For qualified accounts, annuitant must be the owner.)
Relationship to Owner: ☐ Owner ☐ Joint Owner ☐ Other (Please complete the information below if this choice is selected.)
Name _________________________________________________ Relationship to Owner ________________________________________
SSN	Birth Date ___________________________________ ☐ Male ☐ Female
Permanent Street Address ___________________________________________________________________________________________
City _______________________________________ State _______________________ ZIP _____________________________
Country of Citizenship
GA-CDF-1105(12/08)	Page 1 of 9 - Incomplete without all pages.	Order #137872 12/15/2008

3. BENEFICIARIES (All fields for each beneficiary must be completed. Percentages must be in whole numbers.)
Beneficiary proceeds will be split equally if no percentages are provided.
Primary Beneficiary
Name		Birth Date Percent__________________ %
SSN/TIN		Relationship to Owner
Address
☐ Primary	☐ Contingent Beneficiary
Name		Birth Date Percent__________________ %
SSN/TIN		Relationship to Owner
Address
☐ Primary	☐ Contingent Beneficiary
Name		Birth Date Percent__________________ %
SSN/TIN		Relationship to Owner
Address
☐ Primary	☐ Contingent Beneficiary
Name		Birth Date Percent__________________ %
SSN/TIN		Relationship to Owner
Address
Please use the space in section 11 if you need to list additional beneficiaries.

SAMPLE BENEFICIARY DESIGNATIONS
Be sure to use given names such as “Mary M. Doe,” not “Mrs. John Doe,” and include the address and relationship of the beneficiary or beneficiaries to the owner. The following designations may be helpful to you:
	Name	Relationship to Owner	Birth Date	SSN/TIN	Percent
One Primary Beneficiary	Mary M. Doe	Sister	03/31/1950	123-45-6789	100%
Two Primary Beneficiaries	Jane J. Doe John J. Doe	Mother Father	04/01/1940 05/01/1935	###-##-#### ###-##-####	50% 50%
One Primary Beneficiary One Contingent	Jane J. Doe John J. Doe	Wife Son	11/30/1923 06/18/1951	###-##-#### ###-##-####	100% 100%
Estate	Estate of John Doe	Estate	N/A	67-981239	100%
Trust	ABC Trust Dated 1/1/85	Trust	N/A	44-234567	100%
Testamentary Trust[1] (Trust established within the owner’s will)	Trust created by the Last Will and Testament of John Doe	Testamentary Trust	N/A	38-078602	100%
1If the trust is terminated or if no trustee is qualified to receive the proceeds within six months of the insured’s death, then the proceeds go to the owner or owner’s estate.
GA-CDF-1105(12/08)	Page 2 of 9 - Incomplete without all pages.		Order #137872 12/15/2008

4. INITIAL INVESTMENT (Select one.)
Please make all checks payable to ING USA Annuity and Life Insurance Company.
☐ Initial Premium Paid $
☐ Estimated amount of Transfer/1035 Exchange $
5. PRODUCT SELECTION
[ ü ING Rollover Choice Variable Annuity ]
[Death Benefit Option Packages (Select one. If no selection is made, the death benefit will default to “Option Package I”.)
☐ Option Package I
☐ Option Package II
☐ Option Package III (Not available in WA.)
The death benefit, withdrawal options and expenses will vary depending on the option package chosen. Please refer to your prospectus for further details on the option packages available under this]contract.
[Optional Living Benefit (Select one.)
☐ Minimum Guaranteed Income Benefit (MGIB) (Not Available in )
☐ [ING LifePay Plus]Minimum Guaranteed Withdrawal Benefit (2008.[ v1) ](“LifePay[ Plus”)][1] (Not Available in )
☐ [ING Joint LifePay Plus]Minimum Guaranteed Withdrawal Benefit[(2008.v1)] (“Joint[ LifePay Plus”)] [1] (Not Available in )
There are specific ownership and beneficiary requirements for election of the[Joint LifePay Plus]benefit option.
[1] Funds must be allocated per[LifePay Plus]and[Joint LifePay Plus]requirements detailed on page 6. Read your prospectus carefully regarding details
about[LifePay Plus]and[Joint LifePay Plus.]Applications that do not comply with these requirements will be deemed not in good order, and the contract will not be issued until correct investment instructions are received. If you choose[LifePay Plus]or[Joint LifePay Plus,]use only section 9B to complete your allocation selection. ]
6. TELEPHONE/ELECTRONIC TRANSMISSION AUTHORIZATION
   I authorize ING USA Annuity and Life Insurance Company to act upon reallocation instructions, given by electronic means or voice command from the agent named in section 15 and/or the following individuals listed below upon furnishing their Social Security number or alternative identification number.
To authorize an individual (including an agent), the owner must initial: __________________________________________________________________
Provide the name and Social Security number of other authorized individuals below[1]:
Name _________________________________________________________ SSN __________________________________________
Name _________________________________________________________ SSN __________________________________________

Neither the Company nor any person authorized by the Company will be responsible for any claim, loss, liability or expense in connection with instructions received by electronic means or voice command from such person if the Company or other such person acted on such electronic means or voice command in good faith in reliance upon this authorization. The Company will continue to act upon this authorization until such time as the person indicated above is no longer affiliated with the broker/dealer under which my contract was purchased or until such time as I notify the Company in writing of a change in instructions.
1 If a Social Security number/tax identification number is not provided, the proposed individual will not be authorized for certain transactions.

GA-CDF-1105(12/08)	Page 3 of 9 - Incomplete without all pages.	Order #137872 12/15/2008

7. PLAN TYPE FOR NEW CONTRACT
Non-Qualified:	[ ☐ Non-qualified
☐ Non-qualified Transfer/1035 Exchange (“Like to Like” transfer) ]

Qualified:	[ ☐ IRA[1]	☐ IRA Transfer
☐ IRA Rollover from Qualified Plan
1 If this is an IRA contribution, please indicate the amount and tax year. _______________________________________
☐ Roth IRA. If this is a transfer, provide the original conversion/establishment date and amount ______________________
]
8. REPLACEMENT
Do you currently have any existing individual life insurance policies or annuity contracts? ☐ Yes ☐ No
Will this contract replace any life insurance policy or annuity contract in this or any other company? ☐ Yes ☐ No
If “Yes,” please identify each policy or contract and the issuing company.
Company _____________________________________________________________ Policy/Contract # ____________________
Company ______________________________________________________________________ Policy/Contract # ____________________
Company ______________________________________________________________________ Policy/Contract # ____________________
Company ______________________________________________________________________ Policy/Contract # ____________________
If either or both of the questions in this section are answered “Yes,” please complete and return with this form a copy of any state replacement forms.

GA-CDF-1105(12/08)	Page 4 of 9 - Incomplete without all pages.		Order #137872 12/15/2008

9A. ALLOCATION SELECTION - USE IF YOU HAVE NOT ELECTED THE [ PLUS][ ][ LIFEPAY PLUS]BENEFIT OPTION
Complete page 6, section 9B if you have elected the[LifePay Plus][or][Joint LifePay Plus]benefit [] option
To elect an optional DCA transfer program, allocate money to[ING Liquid Assets,][6-Month DCA], [or][12-Month DCA,]and indicate the funds the DCA is to go to by writing percentages in the “DCA (Optional)” columns. Enter allocations in whole percentages.The initial and
DCA allocations must each total 100%.
Monthly transfer amount $ ________ (Maximum[1/12]of amount allocated to divisions below. Not applicable for[6-Month DCA.])
Variable Investments [1 ]
Initial Allocation % (Required)		DCA Allocation % (Optional)	Initial Allocation % (Required)		DCA Allocation % (Optional)
[______%	Fidelity® VIP Contrafund	______%	______%	ING Pioneer Mid Cap Value	______%
______%	Fidelity® VIP Equity-Income	______%	______%	ING Solution 2015	______%
______%	Franklin Small Cap Value Securities	______%	______%	ING Solution 2025	______%
______%	ING American Century Large Company Value	______%	______%	ING Solution 2035	______%
______%	ING American Century Small-Mid Cap Value	______%	______%	ING Solution 2045	______%
______%	ING American Funds Bond	______%	______%	ING Solution Income	______%
______%	ING American Funds Growth	______%	______%	ING T. Rowe Price Capital Appreciation	______%
______%	ING American Funds Growth-Income	______%	______%	ING T. Rowe Price Diversified Mid Cap Growth	______%
______%	ING American Funds International	______%	______%	ING T. Rowe Price Equity Income	______%
______%	ING Baron Small Cap Growth	______%	______%	ING T. Rowe Price Growth Equity	______%
______%	ING BlackRock Global Science and Technology	______%	______%	ING Templeton Foreign Equity	______%
______%	ING BlackRock Large Cap Growth	______%	______%	ING Thornburg Value	______%
______%	ING Davis New York Venture	______%	______%	ING UBS U.S. Large Cap Equity	______%
______%	ING Evergreen Omega	______%	______%	ING Van Kampen Capital Growth	______%
______%	ING Focus 5	______%	______%	ING Van Kampen Comstock Fund	______%
______%	ING Franklin Templeton Founding Strategy	______%	______%	ING Van Kampen Equity and Income	______%
______%	ING Global Real Estate	______%	______%	ING VP Balanced	______%
______%	ING JPMorgan Emerging Markets Equity	______%	______%	ING VP Growth and Income	______%
______%	ING JPMorgan Mid Cap Value	______%	______%	ING VP Index Plus International Equity	______%
______%	ING Legg Mason Aggressive Growth	______%	______%	ING VP Index Plus LargeCap	______%
______%	ING Legg Mason Value	______%	______%	ING VP Index Plus MidCap	______%
______%	ING Lehman Brothers U.S. Aggregate Bond Index	______%	______%	ING VP Index Plus SmallCap	______%
______%	ING Liquid Assets[2]	______%	______%	ING VP Intermediate Bond	______%
______%	ING Marsico International Opportunities	______%	______%	ING VP International Value	______%
______%	ING MFS Total Return	______%	______%	ING VP MidCap Opportunities	______%
______%	ING MFS Utilities	______%	______%	ING VP Small Company	______%
______%	ING Oppenheimer Global	______%	______%	ING VP SmallCap Opportunities	______%
______%	ING Oppenheimer Strategic Income[2]	______%	______%	ING VP Strategic Allocation Conservative	______%
______%	ING Opportunistic Large Cap Growth	______%	______%	ING VP Strategic Allocation Growth	______%
______%	ING Opportunistic Large Cap Value	______%	______%	ING VP Strategic Allocation Moderate	______%
______%	ING PIMCO Core Bond[2]	______%	______%	ING WisdomTree(SM) Global High Yielding Equity	______%
______%	ING PIMCO High Yield	______%		Index
______%	ING PIMCO Total Return[2]	______%	______%	Oppenheimer Main Street Small Cap	______%
______%	ING Pioneer Fund	______%	______%	PIMCO VIT Real Return	______%
			______%	Pioneer Equity-Income VCT	______%]
[3 ] Fixed Investment Options

[ ______% 6-Month DCA[4]		NA %	______% Fixed Account 5-Year Term		_____%NA
______% 12-Month DCA		NA %	______% Fixed Account 7-Year Term		_____%NA
______% Fixed Account 1-Year Term		NA %	______% Fixed Account 10-Year Term		_____%NA ]
______% Fixed Account 3-Year Term		NA %
[1The available share class is subject to service and/or 12b-1 fees.
[2] These portfolios are “special funds.” Transfers to and from and amounts invested in these portfolios may affect death benefit and living benefit guarantees.
[3] May not be available in all states. Read the appropriate prospectus and any prospectus supplements for more information.
[4] Not available in Washington. ]
GA-CDF-1105(12/08)		Page 5 of 9 - Incomplete without all pages.			Order #137872 12/15/2008

9B. ALLOCATION SELECTION - USE IF YOU HAVE ELECTED THE[LIFEPAY PLUS][OR][JOINT LIFEPAY PLUS]BENEFIT OPTION
Complete page 5, section 9A if you did not elect the[LifePay Plus]or Joint[LifePay Plus]benefit option.
Enter allocations in whole percentages according to the following options. Dollar cost averaging (DCA) allocations also must follow the option limitations. [5]
 To elect an optional DCA transfer program, allocate money to[either][6-Month DCA] [or][12-Month DCA,] and indicate the funds the DCA is to go to by writing percentages in the “DCA (Optional)” columns. The initial and DCA allocations must each total 100%.
Monthly transfer amount $ _____________ (Maximum[1/12]of amount allocated to divisions below. Not applicable for[6-Month DCA.])
Option 1 - You may allocate entirely among Accepted Funds without restriction.
Option 2 - You may elect not to allocate any account value to Accepted Funds and allocate entirely among the[LifePay Plus]Fixed
Allocation Fund(s) and Other Funds. However, at least[25%]of the account value must be invested in the[LifePay Plus] Fixed Allocation Fund(s).
Option 3 - You may allocate among a combination of Accepted Funds, the[LifePay Plus]Fixed Allocation Fund(s), and Other Funds. However,
at least[25%]of the account value not invested in Accepted Funds must be invested in the[LifePay Plus]Fixed Allocation Fund(s).
Accepted Funds
Initial Allocation % Variable Investments[1,3] (Required)	DCA Allocation % (Optional)	Initial Allocation % Fixed Investments [3,4] (Required)	DCA Allocation % (Optional)
[ ______% ING Franklin Templeton Founding Strategy	______%
______% ING Liquid Assets[2]	______%	[______% 6-Month DCA[5]	_____%NA
______% ING Solution 2015	______%	______% 12-Month DCA	_____%NA
______% ING Solution 2025	______%	______% Fixed Account 1-Year Term	_____%NA
______% ING Solution 2035	______%	______% Fixed Account 3-Year Term	_____%NA
______% ING Solution Income	______%	______% Fixed Account 5-Year Term	_____%NA
______% ING T. Rowe Price Capital Appreciation	______%	______% Fixed Account 7-Year Term	_____%NA
______% ING Wisdom Tree(SM) Global High Yielding Equity Index	______%]	______% Fixed Account 10-Year Term	_____%NA]
[LifePay Plus]Fixed Allocation Fund(s) [1]
[______% ING American Funds Bond	______%	If you have chosen to allocate according to Option 2 or 3 above, at least[25%] of the account value not invested in Accepted Funds must be invested in the [LifePay Plus]Fixed Allocation Fund(s).
______% ING Lehman Brothers U.S. Aggregate Bond Index	______%
______% ING VP Intermediate Bond	______%]
Other Funds [1,3]
[______% Fidelity® VIP Contrafund	______%	______% ING Pioneer Fund	______%
______% Fidelity® VIP Equity-Income	______%	______% ING Pioneer Mid Cap Value	______%
______% Franklin Small Cap Value Securities	______%	______% ING Solution 2045	______%
______% ING American Century Large Company Value	______%	______% ING T. Rowe Price Diversified Mid Cap Growth	______%
______% ING American Century Small-Mid Cap Value	______%	______% ING T. Rowe Price Equity Income	______%
______% ING American Funds Growth	______%	______% ING T. Rowe Price Growth Equity	______%
______% ING American Funds Growth-Income	______%	______% ING Templeton Foreign Equity	______%
______% ING American Funds International	______%	______% ING Thornburg Value	______%
______% ING Baron Small Cap Growth	______%	______% ING UBS U.S. Large Cap Equity	______%
______% ING BlackRock Global Science and Technology	______%	______% ING Van Kampen Capital Growth	______%
______% ING BlackRock Large Cap Growth	______%	______% ING Van Kampen Comstock Fund	______%
______% ING Davis New York Venture	______%	______% ING Van Kampen Equity and Income	______%
______% ING Evergreen Omega	______%	______% ING VP Balanced	______%
______% ING Focus 5	______%	______% ING VP Growth and Income	______%
______% ING Global Real Estate	______%	______% ING VP Index Plus International Equity	______%
______% ING JPMorgan Mid Cap Value	______%	______% ING VP Index Plus LargeCap	______%
______% ING JPMorgan Emerging Markets Equity	______%	______% ING VP Index Plus MidCap	______%
______% ING Legg Mason Aggressive Growth	______%	______% ING VP Index Plus SmallCap	______%
______% ING Legg Mason Value	______%	______% ING VP International Value	______%
______% ING Marsico International Opportunities	______%	______% ING VP MidCap Opportunities	______%
______% ING MFS Total Return	______%	______% ING VP Small Company	______%
______% ING MFS Utilities	______%	______% ING VP SmallCap Opportunities	______%
______% ING Oppenheimer Global	______%	______% ING VP Strategic Allocation Conservative	______%
______% ING Oppenheimer Strategic Income[2]	______%	______% ING VP Strategic Allocation Growth	______%
______% ING Opportunistic Large Cap Growth	______%	______% ING VP Strategic Allocation Moderate	______%
______% ING Opportunistic Large Cap Value	______%	______% Oppenheimer Main Street Small Cap	______%
______% ING PIMCO Core Bond[2]	______%	______% PIMCO VIT Real Return	______%
______% ING PIMCO High Yield	______%	______% Pioneer Equity-Income VCT	______%]
______% ING PIMCO Total Return[2]	______%
[1 The available share class is subject to distribution and/or service (12b-1) fees.
[2] Death benefit and living benefit guarantees may be affected by amounts invested in or transferred to and from these investment options.
3 DCA does not ensure a profit or guarantee against loss in a declining market.
[4] May not be available in all states. Read the appropriate prospectus and any prospectus supplements for more information.
[5] Not available in Washington. ]
GA-CDF-1105(12/08)	Page 6 of 9 - Incomplete without all pages.	Order #137872 12/15/2008

10. OPTIONAL ACCOUNT REBALANCING PROGRAM (May not use with DCA.)
Automatic Allocation Rebalancing will occur on the last business day of the next scheduled rebalancing date. Please consult your prospectus for details regarding this feature as well as restrictions, minimum or maximum limitations, fees and other applicable information. Automatic Allocation Rebalancing does not apply to the Fixed Investments and cannot be elected if you participate in dollar cost averaging. The percentages will be proportionally recalculated for subsequent reallocations if you have chosen a
Fixed Allocation election. Any subsequent reallocation, add-on or partial withdrawal you direct, other than on a pro rata basis, will terminate this program.
Please rebalance my portfolio to the allocations on this application: ☐ Quarterly ☐ Semi-Annually ☐ Annually
11. SPECIAL REMARKS

12. STATE REQUIRED NOTICES
Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.
Arizona: On receiving your written request, we will provide you with information regarding the benefits and provisions of the annuity contract for which you have applied. If you are not satisfied, you may cancel your contract by returning it within 20 days, or within 30 days if you are 65 years of age or older on the date of the application for the annuity, after the date you receive it. Any premium paid for the returned contract will be refunded without interest.
California Reg. 789.8: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract, may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other costs or penalties, as well as tax consequences. You may wish to consult independent legal or financial advice before the sale or liquidation of any asset and before the purchase of any life insurance or annuity contract.
Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.
Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing false, incomplete, or misleading information is guilty of a felony of the third degree.
Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.
Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.
Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.
Virginia: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.
Arkansas, Washington D.C., Hawaii, Louisiana, Maine, New Mexico, Oklahoma, and Tennessee: Any person who knowingly and with intent to injure, defraud or deceive any insurance company, submits an application for insurance containing any materially false, incomplete, or misleading information, or conceals for the purpose of misleading, any material fact, is guilty of insurance fraud, which is a crime and in certain states, a felony. Penalties may include imprisonment, fine, denial of benefits, or civil damages.
Washington: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.
GA-CDF-1105(12/08)	Page 7 of 9 - Incomplete without all pages.	Order #137872 12/15/2008

13. APPLICANT SIGNATURES AND ACKNOWLEDGEMENTS (Please read carefully and sign below.)

Important Information: To help the government fight the funding for terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means to you:
When you apply for an annuity, we will ask for your name, address, date of birth, and other information that will allow us to identify you.
We may also ask to see your driver’s license or other identifying documents.
By signing below, I acknowledge receipt of the prospectus. I agree that, to the best of my knowledge and belief, all statements and answers in this form are complete and true and may be relied upon in determining whether to issue the applied for variable annuity. Only the owner and ING USA Annuity and Life Insurance Company have the authority to modify this form.
The annuity applied for does not take effect until ING USA Annuity and Life Insurance Company receives the premium payment. Make checks payable ONLY to ING USA Annuity and Life Insurance Company. Do not make checks payable to the agent, an agency or other company.
Variable annuities and the underlying series shares or securities which fund them are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are also subject to market fluctuation, investment risk and possible loss of principal invested.
I understand that when based on the investment experience of the Separate Account Division, the variable annuity cash surrender values may increase or decrease on any day and that no minimum value is guaranteed. The variable annuity applied for is in accord with my anticipated financial objectives.
I understand that the value allocated to any account subject to a market value adjustment may increase or decrease if surrendered or withdrawn prior to a specified date(s) as stated in the contract.
I understand that IRAs and other qualified plans already provide tax deferral like that provided by the contract. For an additional cost, the contract provides additional features and benefits, including death benefits and the ability to receive a lifetime income. I should not purchase a qualified contract unless I want these benefits, taking into account their cost.
In certain circumstances, Fixed Allocation Fund Automatic Rebalancing may result in a reallocation into the[LifePay Plus] Fixed
Allocation Fund(s), even if you have not previously been invested in them. If you have chosen the[ING LifePay Plus]or[ING Joint
LifePay Plus]option, you are providing ING USA Annuity and Life Insurance Company with direction and authorization to process these transactions, including reallocations into the[LifePay Plus]Fixed Allocation Fund(s). You should not purchase the[LifePay Plus]
or[Joint LifePay Plus]option if you do not wish to have your contract value reallocated in this manner.

TAXPAYER CERTIFICATION
Under penalties of perjury, my signature certifies that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me).
2. I am not subject to backup withholding because (a) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified me that I am no longer subject to backup withholding.
3. I am a U.S. citizen or U.S. resident alien.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

ÊOwner Signature _____________________________________________________________________________________________
Signed at (City, State) ________________________________________________________________		Date ________________

ÊJoint Owner Signature (if applicable) ____________________________________________________________________
Signed at (City, State) ________________________________________________________________		Date __________________

ÊAnnuitant Signature (if other than owner) __________________________________________________________________________
Signed at (City, State)________________________________________________________________		Date __________________

GA-CDF-1105(12/08)	Page 8 of 9 - Incomplete without all pages.	Order #137872 12/15/2008

14. AGENT INFORMATION AND SIGNATURE
☐ Check here if the applicant is on active duty with the U.S. Armed Forces or is a dependent of any active duty service member of the U.S. Armed Forces. Complete the Military Personnel Financial Services Disclosure Regarding Insurance Products and return it with this application.
Does the applicant have existing individual life insurance policies or annuity contracts? ☐ Yes ☐ No
Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage? ☐ Yes ☐ No
If either or both of the questions in this section are answered “Yes,” please complete and return with this form a copy of any state replacement form(s), as applicable.
If your state has adopted the NAIC Model Replacement Regulation or other state specific replacement regulations, did you remember to do the following?
●	Provide any required replacement notice to the client and offer to read it aloud? (Note: If any of the questions in section 8 or in this section 14 are answered “Yes,” you must provide a replacement notice.)
●	Complete any required state-specific paperwork?
By signing below you certify that: 1) replacement questions were answered, 2) any sales material was shown to the applicant and a copy was left with the applicant, 3) you used only insurer-approved sales material, 4) you have not made statements that differ from the sales material, and 5) no promises were made about the future value of any contract elements that are not guaranteed. (This includes any expected future index gains that may apply to this contract.)
[Compensation Alternative
☐ Option A ]
☐ Check here if there is more than one agent on this contract.
Split for Agent #1_________________ %, Agent #2 _________________ %, Agent #3 _________________ %
Please note: Compensation will be split equally if no percentages are indicated. Partial percentages will be rounded up. Percentages must total 100%. Agent #1 will be given the highest percentage in the case of unequal percentages. Agent #1 will receive all correspondence regarding the policy.
Agent #1
Print Name _________________________________	Signature _______________________________________________________________
[SSN ]	Agent Phone ____________________________________________________________
Broker/Dealer Branch ______________________	Broker Code ____________________________________________________________
[National Producer # _________________________________________________________________________________________________]
Agent #2
Print Name __________________________________	Signature _______________________________________________________________
[SSN ]	Agent Phone ____________________________________________________________
Broker/Dealer Branch ______________________	Broker Code ____________________________________________________________
[National Producer # _________________________________________________________________________________________________]
Agent #3
Print Name __________________________________	Signature _______________________________________________________________
[SSN ]	Agent Phone ____________________________________________________________
Broker/Dealer Branch _______________________	Broker Code ____________________________________________________________
[National Producer # ___________________________________________________________________________________________________]
GA-CDF-1105(12/08)	Page 9 of 9 - Incomplete without all pages. Order #137872 12/15/2008